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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Polska Telefonia Cyfrowa Sp. z o.o., PTC International Finance II S.A. and PTC International Finance (Holding) B.V. on Form F-4 of our report dated March 22, 1999, appearing in the Registration Statement, and to the reference to us under the headings "Summary Financial Data," "Selected Financial Data" and "Independent Accountant" in such Prospectus.

/s/ ARTHUR ANDERSEN SP. Z O.O.
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Arthur Andersen Sp. z o.o.
Warsaw, Poland
March 2, 2000